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                                  EXHIBIT 99.3

 Giga-tronics Incorporated Employee Stock Purchase Plan Enrollment/Change Form

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                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")

                             ENROLLMENT/CHANGE FORM

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                ACTION                                                  COMPLETE SECTIONS:
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
[SECTION 1:]    [ ] New Enrollment                                      2, 3, 7 and sign attached
ACTION                                                                          Stock Purchase Agreement
                [ ] Change Payroll Deductions                           2, 4, 7
                [ ] Terminate Payroll Deductions                        2, 5, 7
                [ ] Leave of Absence                                    2, 6, 7
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[SECTION 2:]    Name _______________________________________________________________________________________
PERSONNEL               Last            First           MI                      Dept.
DATA
                Home Address _______________________________________________________________________________
                                                        Street

                        ____________________________________________________________________________________
                                City                    State                           Zip Code

                Social Security #: [ ][ ][ ] - [ ][ ] - [ ][ ][ ][ ]
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[SECTION 3:]    Effective with the Purchase
NEW             Interval Beginning:                             Payroll Deduction Amount _____% of base salary*
ENROLLMENT      [ ] March 1, 199__
                [ ] September 1, 199__                          * Must be a multiple of 1% up to a maximum of 10% of
                                                                  base salary
                [ ] Initial Offering Period
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[SECTION 4:]    Effective with the                              I authorize the following new level of payroll
CHANGE          Pay Period Beginning:   _______________________ deductions: ____% of base salary*
PAYROLL                                 Month, Day and Year
DEDUCTIONS                                                      * Must be a multiple of 1% up to a maximum of 10% of
                                                                  base salary
                NOTE:   You may reduce your rate of payroll deductions once per purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.
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[SECTION 5:]    Effective with the                              Your election to terminate your payroll deductions for the
TERMINATE       Pay Period Beginning:   _______________________ balance of the offering period cannot be changed, and you may
PAYROLL                                 Month, Day and Year     not rejoin the offering period at a later date. You will not
DEDUCTIONS                                                      be able to resume participation in the ESPP until a new purchase interval begins.

                In connection with my voluntary termination of payroll deductions, I elect the following action with respect to my
                ESPP payroll deductions to date in the current purchase interval:

                [ ] Purchase Giga-tronics shares at end of the interval
                             OR
                [ ] Refund ESPP payroll deductions collected

        NOTE:   If your employment terminates for any reason or your eligibility status changes ([less than] 20 hrs/wk or
                [less than] 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
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[SECTION 6:]    In connection with my unpaid leave of absence, I elect the following action with respect to my ESP payroll deductions to date in the current purchase interval:
LEAVE OF
ABSENCE
                [ ] Purchase Giga-tronics shares at end of the interval
                             OR
                [ ] Refund ESPP payroll deductions collected

        NOTE:   If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.
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[SECTION 7:]
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.


__________________________                                              ____________________________________________________________
          Date                                                                             Signature of Employee
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